Exhibit 10.19

EXECUTIVE EMPLOYMENT CONTINUATION AGREEMENT

Micromuse Inc. (“the Company”) and Michael Luetkemeyer (“Executive” or “you”), in recognition of his contributions to the past success of the Company and in order to promote continuing contributions in the future, and to encourage continued employment in the event of a Change of Control, agree as follows concerning his employment by the Company:

1.    Executive agrees to continue to devote his full time efforts to promote the success of the Company and the Company and Executive agree that they will each other be entitled from the other to 12 months Notice of Termination of employment (“Notice Period”). During the Notice Period, Executive will be entitled to receive the compensation and benefits set forth in Executive’s offer letter dated October, 1, 2001 (“Offer Letter”) and the benefits summarized below in Paragraph 2, in accordance with the terms of this Executive Employment Continuation Agreement (“Agreement”). In order to receive the additional benefits of this Agreement, Executive agrees to execute the Company’s form of release and non-competition agreement at the beginning and end of the Notice Period. Executive shall be entitled to the compensation and benefits contained in this Agreement provided that there is not “good cause” for termination at or after the beginning of the Notice Period, as that term is defined in Executive’s Offer Letter.

2.    In addition to the compensation set forth in Paragraph 3 of Executive’s Offer Letter, in the event the Company terminates your employment for reasons other than “good cause” or in the event of a change of control (as defined in the Company’s shareholder approved stock plan (“Plan”), the Company will provide, during the 12 month Notice period, severance benefits as follows:

a.    Executive level medical, dental, life and disability insurance during the period of salary continuance, and

b.    Continued vesting of outstanding stock options during the period of salary continuance.

3.    This Agreement and Executive’s Offer Letter set forth all of the terms of his employment by the Company. This Agreement can be modified only in written document signed by the Executive and the Company’s designee. This Agreement is entered into in California and any disputes hereunder shall first be submitted to mediation by a mutually agreed mediator and thereafter any remaining disputes shall be submitted to binding arbitration pursuant to the rules of the American Arbitration Association.

Agreed this 19th day of January, 2004.

MICROMUSE INC.		MICHAEL LUETKEMEYER

By:	/s/ James B. De Golia	By:	/s/ Michael Luetkemeyer
	(Signature)		(Signature)

Title:	Senior Vice President	Date: 1-19-04

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